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                                                                    Exhibit 10.3

                                 LINE OF CREDIT
                                PROMISSORY NOTE

Atlanta, Georgia
$150,000,000.00                                       May 11, 1999


          FOR VALUE RECEIVED, the undersigned promises to pay PREMIER BANK, up to the aggregate principal sum of ONE HUNDRED FIFTY MILLION AND NO/100 ($150,000,000.00) DOLLARS, with interest on the unpaid principal balance from the date of this Note, until paid, at the rate specified hereinafter. The principal and interest shall be payable at Premier Bank, 100 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, or such other place as the holder hereof may designate in writing, until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on May 11, 2000.

          It is intended that the holder may make advances of funds to the undersigned from time to time in order to fund the mortgage lending operations of the undersigned and for general corporate purposes of the undersigned.

          The interest rate applicable with respect to each advance made hereunder shall be the same interest rate as is applicable with respect to each advance made from time to time to Premier Bank ("Bank Advance") under a $150,000,000.00 Warehouse Line of Credit approved May 11, 1999 in connection with that certain Agreement for Advances and Security Agreement With Blanket Floating Lien by and between Premier Bank and the Federal Home Loan Bank of Atlanta (the "Bank") dated as of March 5, 1997 (such agreement, including any amendments thereto and any successor agreement that may be entered into by Premier Bank and Bank in substitution therefor, hereinafter the "Advances Agreement"), which interest rate may be a variable rate and which rate may increase and decrease during the term of each Bank Advance pursuant to the terms of the applicable variable rate program of the Bank. The undersigned shall repay to Premier Bank each advance made hereunder at such time and in such equal amount as Premier Bank shall be obligated to repay to Bank for each Bank Advance pursuant to the terms and conditions of the Advances Agreement and the terms and conditions of the applicable "Application" or "Confirmation of Advance" evidencing each such Bank Advance. The undersigned shall repay to Premier Bank accrued interest on each advance made hereunder at such time and in such equal amount as Premier Bank shall be obligated to repay to the Bank for accrued interest on each Bank Advance at the times specified by the Bank in writing, with interest being charged for each day that a Bank Advance is outstanding at the interest rate applicable to such Bank Advance. The undersigned shall repay to Premier Bank any and all "per loan" fees, collateral fees and other fees or charges ("Fees") incurred at such times and in such equal amounts as Premier Bank shall be obligated to repay to the Bank for Fees incurred with respect to each Bank Advance pursuant to the terms and conditions of the
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Advances Agreement and the terms and conditions of the applicable "Application"
or "Confirmation of Advance" evidencing each such Bank Advance.

          The indebtedness evidenced by this Note may be prepaid at any time and from time to time before maturity, in whole or in part, without penalty. Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any payments due hereunder unless the holder hereof shall agree otherwise in writing.

          If any payment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, reasonable attorney's fees.

          From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given heretofore, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or term of this Note or change the amount of the interest payments payable hereunder. No one or more of such actions shall constitute a novation.

          Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof.

          This Note shall be governed by the law of the State of Georgia.

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          To the extent the indebtedness evidenced hereby is secured in any way whatsoever, whether now or at any time in the future, by any property of the undersigned, any lien, mortgage, security interest or other form of encumbrance whatsoever that the holder may have to secure the indebtedness evidenced hereby is and shall at all times be junior and subordinate to any lien, mortgage, security interest or other form of encumbrance which secures that certain Multiple Disbursement Revolving Note from Premier Bancshares, Inc. and the undersigned to SunTrust Bank, Atlanta in the amount of $30,000,000.00, dated February 2, 1999 (such note, including any amendments thereto and any successor note that may be entered into by the undersigned in favor of SunTrust Bank, Atlanta, the "SunTrust Indebtedness"), whether or not such lien, mortgage, security interest or other form of encumbrance securing the SunTrust Indebtedness is now in existence or arises at any time in the future.

          WITNESS the hand and corporate seal of the undersigned.


                              PREMIER LENDING CORPORATION


                              By:
                                 -----------------------------------
                                    George S. Phelps, President

                                    [CORPORATE SEAL]

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